Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Barnes & Noble, Inc.
New York, New York

We hereby consent to the incorporation by reference of our report dated March 17, 2004 relating to the consolidated financial statements of Barnes & Noble, Inc. and subsidiaries, incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended January 31, 2004, into the prospectuses constituting a part of the following registration statements: No. 33-84826 on Form S-3, No. 33-89258 on Form S-3, No. 33-270333 on Form S-8, No. 33-89260 on Form S-8, and No. 33-97410 on Form S-3.

We also consent to the references to us under the caption “Experts” in the Prospectuses.

BDO Seidman, LLP
New York, New York
April 15, 2004

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